[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801

                                                      PRESS RELEASE

FOR IMMEDIATE RELEASE
                                                       Contact:   Mark A. Turner
October 19, 2004                                                  (302) 571-7160



                WSFS ANNOUNCES 33% growth in 3Q '04 ePS to $0.88

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.6 million, or $0.88 per diluted share. This compares to net income of $5.3 million, or $0.66 per diluted share, for the third quarter of 2003. This $0.22 growth in earnings per share is a 33% increase over the same period in 2003.

         Additional highlights for the third quarter of 2004 include: (i) growth in net loans of $70.5 million, or 5% over June 30, 2004, and $215.6 million, or 17%, over September 30, 2003, primarily concentrated in commercial and commercial real estate loans; (ii) continued very strong asset quality, with annualized net charge-offs to total loans of just 2 basis points, and the ratio of nonperforming assets (NPA) to total assets of 19 basis points at September 30, 2004; and (iii) an increase in core retail deposits of $17.7 million, or 3%, included in an increase in total retail deposits of $40.9 million, or 4% over balances at June 30, 2004.

         The following is a brief discussion of the third quarter 2004 results.

Net Interest Income

         Net interest income for the third quarter of 2004 was $17.1 million. This compares to the $13.4 million reported for the same quarter in 2003 and the $15.6 million reported for the second quarter of 2004. The net interest margin percentage was 3.26% for the third quarter of 2004

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
[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


compared to 3.07% in the second quarter of 2004. During the third quarter, the net interest margin was positively impacted by, among other things, generally higher rates on loans, as overall portfolio yields have begun to trend up due to higher prevailing rates and the Bank's robust growth in variable rate loans in recent periods. Also, the gross yield on the Bank's mortgage-backed securities ("MBS") portfolio was 4.20% in the third quarter of 2004 compared to 3.67% in the second quarter of 2004. The higher yield on MBS in the third quarter of 2004 was the result of generally higher interest rates and lower amortization of premiums resulting from fewer prepayments. The weighted average duration of the MBS portfolio was 2.8 years at September 30, 2004 compared to 3.1 years at June 30, 2004.

Loans and Asset Quality

         Net loans grew $70.5 million, or 5%, during the third quarter of 2004 to $1.5 billion at September 30, 2004. Net loans grew 17% over this time last year. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans which increased $69.0 million, or 9%, from balances at June 30, 2004 and $209.8 million, or 33% from balances at September 30, 2003. The growth is primarily the continuing result of gaining market share due to the addition of several seasoned local relationship managers over the past few years. The table below summarizes the current loan balance and composition compared to prior periods.

                                        At                      At                    At
 (Dollars in thousands)           Sept. 30, 2004           June 30, 2004        Sept. 30, 2003
                                  --------------           -------------        --------------

                                    Amount      %          Amount     %         Amount      %
                                    ------    ----         ------   ----        ------    ----
Commercial and CRE             $   842,013     57%    $   773,044    55%   $   632,213     50%
Residential                        444,860     30         444,728    32        459,966     37
Consumer                           210,893     15         208,591    15        188,245     15
Allowance for loan losses          (24,052)    (2)        (23,139)   (2)       (22,293)    (2)
                               -----------    ---     -----------   ---    -----------    ---
Net Loans                      $ 1,473,714    100%    $ 1,403,224   100%   $ 1,258,131    100%
                               ===========            ===========          ===========

         Non-performing assets (NPAs) totaled $4.5 million at September 30, 2004, an improvement from the $5.3 million reported at June 30, 2004 and the $6.9 million reported at September 30, 2003. NPAs as a percentage of total assets were 0.19% at September 30, 2004 compared to 0.22% at June 30, 2004 and 0.33% at September 30, 2003. Annualized net charge-offs in the third quarter of 2004 were 0.02% of average loans compared to 0.08% for the second

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
[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


quarter of 2004, and 0.22% for the third quarter of 2003. The allowance for loan losses was 1.61% of total loans at September 30, 2004, with a coverage ratio (ratio of allowance to non-accruing loans) of 524%.

Deposits

         Core deposit relationships (retail demand deposits, money market and savings accounts) increased $17.7 million, or 3% during the quarter, and increased $60.6 million, or 9% over this time last year. Retail time deposits also increased $23.3 million, or 10%, during the quarter. As a result, total retail deposits increased $40.9 million, or 4%, during the third quarter and $64.6 million, or 7%, over last year to $955.5 million at September 30, 2004. Core deposits continue to represent a healthy 74% of total retail deposits. The following table summarizes the current retail deposit balances and composition compared to prior periods.


                                            At                   At                  At
      (Dollars in thousands)          Sept. 30, 2004        June 30, 2004      Sept. 30, 2003
                                      --------------        -------------      --------------

                                       Amount       %        Amount     %       Amount     %
                                       ------     ----       ------   ----      ------   ----
Non-interest demand                 $ 229,999      24%    $ 229,842    25%   $ 202,647    23%
Savings                               302,141      32       323,128    35      326,829    37
Money market and int. demand          174,547      18       136,042    15      116,626    13
                                    ---------     ---     ---------   ---    ---------   ---
  Total core deposits                 706,687      74%      689,012    75%     646,102    73%
Retail time                           248,799      26       225,549    25      244,777    27
                                    ---------     ---     ---------   ---    ---------   ---
  Total retail deposits             $ 955,486     100%    $ 914,561   100%   $ 890,879   100%
                                    =========             =========          =========


Noninterest Income

         During the third quarter of 2004, the Corporation recorded noninterest income of $8.2 million, which was $1.6 million greater than third quarter of 2003. The increase was primarily due to increases of $779,000 in card and ATM fee income during the quarter, primarily the result of underlying growth in volumes, as well as income of $558,000 from the investment in Bank Owned Life Insurance (BOLI) in January 2004 and $584,000 in fee income from Montchanin Capital Management, Inc., the Company's wealth management initiative started in the first quarter of 2004. These increases were partially offset by lower loan fee income of $278,000 and lower gains on sale of loans and securities of $303,000. These decreases resulted

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
[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


primarily from generally higher interest rates and reduced refinancing activity during the third quarter of 2004 as compared to the third quarter of 2003.

Noninterest Expenses

         Total noninterest expenses for the three months ended September 30, 2004 were $14.2 million, and were $2.6 million, or 23% greater than the same quarter last year (this compares to 27% growth in total revenue over the same periods). Included in 2004 expenses were $477,000 in operating expenses from Montchanin Capital Management, Inc., the Company's wealth management initiative started in the first quarter of 2004, as well as additional operating expenses, primarily in salaries and other expenses, resulting from the Company's branch expansion and other growth efforts.

Capital Management
         The Corporation repurchased no WSFS common stock during the third quarter of 2004. Year-to-date, the Corporation repurchased 373,900 or 5% of its shares of common stock at an average price of $48.15 per share. At September 30, 2004, shares remaining under the most recent authorization amounted to 701,564, or approximately 10% of total shares outstanding of 7,035,534.

         The ratio of tangible equity to assets was a strong 7.73% and tangible book value per share was $26.76 at September 30, 2004.

         Marvin N. Schoenhals, Chairman and President of WSFS said, "We are pleased to report another quarter in which the Company's performance was strong. The third quarter results reflect the success of our retail expansion and our continued focus on business banking." Mr. Schoenhals went on to say, "We look forward to the opening of our two newest offices serving the Middletown and Camden, Delaware communities in November."

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
[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


         WSFS Financial Corporation is a $2.4 billion financial services company. At September 30, 2004, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                                ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                       Three months ended                    Nine months ended
                                                           --------------------------------------------  ---------------------------
                                                            September 30,     June 30,    September 30,  September 30, September 30,
                                                               2004             2004          2003           2004          2003
                                                           -------------    ----------    ------------  -------------  -------------
Interest income:
Interest and fees on loans                                 $     19,882     $  18,222     $    17,922       $ 56,204      $ 53,699
Interest on mortgage-backed securities                            5,468         4,689           2,759         14,884        10,306
Interest and dividends on investment securities                   1,090         1,219             284          3,438           713
Other interest income                                               161           152             212            519           836
                                                           -------------    ----------    ------------  -------------  ------------
                                                                 26,601        24,282          21,177         75,045        65,554
                                                           -------------    ----------    ------------  -------------  ------------
Interest expense:
Interest on deposits                                              2,320         1,832           1,882          5,945         6,473
Interest on Federal Home Loan Bank advances                       6,011         5,886           5,167         17,452        14,593
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                  561           413             175          1,374           540
Interest on trust preferred borrowings                              551           503             489          1,550         1,478
Interest on other borrowings                                         38            40              65            116           253
                                                           -------------    ----------    ------------  -------------  ------------
                                                                  9,481         8,674           7,778         26,437        23,337
                                                           -------------    ----------    ------------  -------------  ------------

Net interest income                                              17,120        15,608          13,399         48,608        42,217
Provision for loan losses                                           996           687             525          2,370         2,025
                                                           -------------    ----------    ------------  -------------  ------------

Net interest income after provision for loan losses              16,124        14,921          12,874         46,238        40,192
                                                           -------------    ----------    ------------  -------------  ------------

Noninterest income:
Credit/debit card and ATM income                                  3,277         2,976           2,498          8,917         7,200
Deposit service charges                                           2,315         2,366           2,392          7,016         6,666
Investment advisory income                                          584           549               -          1,671             -
Bank owned life insurance income                                    558           626               -          1,663             -
Loan servicing fee income                                           518           627             796          1,676         2,225
Gain on sales of loans                                               77           294             217            444         1,378
Securities (losses)/gains                                           (15)            2             148            209           337
Other income                                                        846           780             491          2,342         1,846
                                                           -------------    ----------    ------------  -------------  ------------
                                                                  8,160         8,220           6,542         23,938        19,652
                                                           -------------    ----------    ------------  -------------  ------------
Noninterest expenses:
Salaries, benefits and other compensation                         7,655         7,406           6,371         22,704        19,957
Occupancy expense                                                 1,151         1,122           1,006          3,422         2,978
Equipment expense                                                   969           925             927          2,759         2,783
Data processing and operations expense                              815           837             738          2,414         2,105
Professional fees                                                   607           309             457          1,438         1,822
Marketing expense                                                   465           541             433          1,526         1,254
Other operating expenses                                          2,505         2,049           1,594          6,331         5,956
                                                           -------------    ----------    ------------  -------------  ------------
                                                                 14,167        13,189          11,526         40,594        36,855
                                                           -------------    ----------    ------------  -------------  ------------

Income from continuing operations before minority interest
  and taxes                                                      10,117         9,952           7,890         29,582        22,989
Less minority interest                                               66            47               -            158             -
                                                           -------------    ----------    ------------  -------------  ------------
Income from continuing operations before taxes                   10,051         9,905           7,890         29,424        22,989
Income tax provision                                              3,499         3,638           2,562         10,423         7,944
                                                           -------------    ----------    ------------  -------------  ------------
Income from continuing operations                                 6,552         6,267           5,328         19,001        15,045
Gain on sale of businesses held-for-sale, net of taxes                -             -               -              -        41,389
                                                           -------------    ----------    ------------  -------------  ------------
Net income                                                 $      6,552     $   6,267     $     5,328       $ 19,001      $ 56,434
                                                           =============    ==========    ============  =============  ============

Diluted earnings per share:
Income from continuing operations                          $       0.88     $    0.82     $      0.66         $ 2.49        $ 1.80
Gain on sale of businesses held-for-sale, net of taxes                -             -               -              -          4.94
                                                           -------------    ----------    ------------  -------------  ------------
Net income                                                 $       0.88     $    0.82     $      0.66         $ 2.49        $ 6.74
                                                           =============    ==========    ============  =============  ============

Weighted average shares outstanding for diluted EPS           7,454,990     7,604,845       8,058,255      7,620,555     8,366,850
-----------------------------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                       1.09%         1.09%           1.06 %         1.10%         1.07%
Return on average equity (a)                                      14.22         13.26           11.17          13.39          9.83
Net interest margin (a)(b)                                         3.26          3.07            2.96           3.19          3.31
Efficiency ratio (c)                                              55.42         54.70           56.99          55.31         58.76
-----------------------------------------------------------------------------------------------------------------------------------

See "Notes"

[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                September 30,      June 30,       September 30,
                                                    2004             2004             2003
                                                --------------   --------------   -------------
Summary Statement of Condition:

Assets:
Cash and due from banks                         $      54,088    $      55,979    $     50,748
Cash in non-owned ATMs                                123,765          123,777          87,534
Investment securities (d)(e)                           98,338          122,064          73,181
Other investments                                      62,497           62,719          52,786
Mortgage-backed securities (d)                        515,832          527,312         517,503
Net loans (f)(g)                                    1,473,714        1,403,224       1,258,131
Loans held for sale (f)                                 2,491            1,064          13,263
Bank owned life insurance                              51,663           51,105               -
Other assets                                           51,882           49,065          38,855
Loans, operating leases and
 other assets of discontinued operations                1,873            3,645          14,042
                                                --------------   --------------   -------------
    Total assets                                $   2,436,143    $   2,399,954    $  2,106,043
                                                ==============   ==============   =============

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                    $     229,999    $     229,842    $    202,647
Interest-bearing deposits                             725,487          684,719         688,232
                                                --------------   --------------   -------------
    Total retail deposits                             955,486          914,561         890,879
Jumbo CD's - non retail                                51,873           45,300          30,340
Brokered CD's                                         124,884           74,974               -
                                                --------------   --------------   -------------
    Total deposits                                  1,132,243        1,034,835         921,219


Federal Home Loan Bank advances                       878,623          930,181         768,420
Other borrowings                                      218,982          241,604         207,259
Other liabilities                                      16,665           15,373          20,066
                                                --------------   --------------   -------------

    Total liabilities                               2,246,513        2,221,993       1,916,964
                                                --------------   --------------   -------------

Minority interest                                         258              237              50

Stockholders' equity                                  189,372          177,724         189,029
                                                --------------   --------------   -------------

Total liabilities, minority interest and
  stockholders' equity                          $   2,436,143    $   2,399,954    $  2,106,043
                                                ==============   ==============   =============

-------------------------------------------------------------------------------   -------------

Capital Ratios:

Equity to asset ratio                                    7.77%            7.41%           8.98%
Tangible equity to asset ratio                           7.73             7.36            8.98
Core capital (h) (required:  4.00%)                      9.65             9.49           10.81
Tier 1 Capital (h) (required 4.00%)                     14.61            14.94           17.09
Risk-based capital (h) (required:  8.00%)               15.53            15.80           17.95

-------------------------------------------------------------------------------   -------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                               $       4,368    $       5,172    $      5,748
Assets acquired through foreclosure                       159              175           1,118
                                                --------------   --------------   -------------
     Total nonperforming assets                 $       4,527    $       5,347    $      6,866
                                                ==============   ==============   =============

Past due loans (i)                              $         328    $         301    $        446

Allowance for loan losses                       $      24,052    $      23,139    $     22,293

Ratio of nonperforming assets to total assets            0.19%            0.22%           0.33%
Ratio of allowance for loan losses to total gross
     loans (j)                                           1.61             1.62            1.74
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                            524              425             383
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                          0.02             0.08            0.22

-----------------------------------------------------------------------------------------------

See "Notes"

[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                           Three months ended
                                     -----------------------------------------------------------------------------------------------
                                            September 30, 2004                June 30, 2004                  September 30, 2003
                                     ------------------------------   ------------------------------   -----------------------------
                                                            Yield/                            Yield/                          Yield/
                                      Average               Rate       Average                Rate      Average               Rate
                                      Balance     Interest  (a)(b)     Balance    Interest    (a)(b)    Balance    Interest   (a)(b)
                                     -----------  --------- -------   ----------  -------- ----------- ----------  --------  -------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans       $  450,707    $ 6,409    5.69%  $  406,101   $ 5,424      5.34%  $  344,043   $ 4,798     5.58%
  Residential real estate loans         445,748      5,830    5.23      446,039     5,864      5.26      452,826     6,548     5.78
  Commercial loans                      350,263      4,254    5.07      337,152     3,740      4.72      260,972     3,106     5.08
  Consumer loans                        210,449      3,356    6.34      201,013     3,163      6.33      187,536     3,330     7.04
                                     -----------   --------          -----------  --------            -----------  --------
     Total loans                      1,457,167     19,849    5.53    1,390,305    18,191      5.31    1,245,377    17,782     5.80
Mortgage-backed securities (d)          520,356      5,468    4.20      511,379     4,689      3.67      522,902     2,759     2.11
Loans held-for-sale (f)                   2,349         33    5.62        2,423        31      5.12        9,416       140     5.95
Investment securities (d)(e)            109,086      1,090    4.00      121,179     1,219      4.02       27,319       284     4.16
Other interest-earning assets            48,784        161    1.31       45,601       152      1.33       46,116       212     1.82
                                     -----------   --------           ----------  --------            -----------  --------
     Total interest-earning assets    2,137,742     26,601    5.03    2,070,887    24,282      4.74    1,851,130    21,177     4.64
                                                   --------                       --------                         --------

Allowance for loan losses               (23,482)                        (22,899)                         (22,485)
Cash and due from banks                  54,439                          49,512                           48,397
Cash in non-owned ATMs                  126,808                         112,559                           91,836
Loans, operating leases and
  other assets of discontinued
  operations                              2,992                           5,663                           18,228
Bank owned life insurance                51,302                          50,691                                -
Other noninterest-earning assets         48,963                          43,027                           37,728
                                     -----------                      ----------                      -----------
     Total assets                    $2,398,764                      $2,309,440                       $2,024,834
                                     ===========                     ===========                      ===========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand                 $  146,665    $   236    0.64   $  119,732   $    84      0.28   $  112,220   $    63     0.22
   Savings                              316,910        318    0.40      322,682       326      0.41      318,515       359     0.45
   Retail time deposits                 225,906      1,128    1.99      222,589     1,024      1.85      247,838     1,346     2.15
                                     -----------   --------          -----------  --------            -----------  --------
     Total interest-bearing retail
       deposits                         689,481      1,682    0.97      665,003     1,434      0.87      678,573     1,768     1.03
   Jumbo certificates of deposit-
     nonretail                           50,578        211    1.66       45,942       168      1.47       32,662       114     1.38
   Brokered certificates of deposit     102,067        427    1.66       59,841       230      1.55            -         -        -
                                     -----------   --------          -----------  --------            -----------  --------
     Total interest-bearing deposits    842,126      2,320    1.10      770,786     1,832      0.96      711,235     1,882     1.05

FHLB of Pittsburgh advances             899,922      6,038    2.63      869,267     5,933      2.70      736,057     5,353     2.85
Trust preferred borrowings               51,547        551    4.18       51,547       503      3.86       50,000       489     3.83
Other borrowed funds                    177,392        599    1.35      193,678       453      0.94      112,537       240     0.85
Cost of funding discontinued
  operations                                           (27)                           (47)                            (186)
                                     -----------   --------          -----------  --------            -----------  --------
     Total interest-bearing
       liabilities                    1,970,987      9,481    1.92    1,885,278     8,674      1.84    1,609,829     7,778     1.93
                                                   --------                       --------                         --------

Noninterest-bearing demand deposits     227,319                         221,141                          196,155
Other noninterest-bearing liabilities    15,929                          13,767                           28,060
Minority interest                           259                             213                               50
Stockholders' equity                    184,270                         189,041                          190,740
                                     -----------                     -----------                      -----------
Total liabilities and stockholders'
  equity                             $2,398,764                      $2,309,440                       $2,024,834
                                     ===========                     ===========                      ===========

Excess of interest-earning assets
   over interest-bearing liabilities $  166,755                      $  185,609                       $  241,301
                                     ===========                     ===========                      ===========

Net interest and dividend income                   $17,120                        $15,608                          $13,399
                                                   ========                       ========                         ========

Interest rate spread                                          3.11%                            2.90%                           2.71%
                                                            =======                        =========                        ========

Net interest margin                                           3.26%                            3.07%                           2.96%
                                                            =======                        =========                        ========

See "Notes"

[LOGO] WSFS Financial
            Corporation            838 Market Street, Wilmington, Delaware 19801


     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                           Three months ended                           Nine months ended
                                                       ------------------------------------------  -----------------------------
                                                       September 30,    June 30,    September 30,   September 30,  September 30,
                                                           2004           2004         2003            2004           2003
                                                       ------------------------------------------  -----------------------------
     Stock Information:

     Market price of common stock:
         High                                               $ 53.39       $ 50.75      $ 44.66          $ 53.39       $ 44.66
         Low                                                  48.05         45.03        38.66            44.43         30.96
         Close                                                50.00         48.56        42.12            50.00         42.12
     Book value per share                                     26.92         25.33        25.34
     Tangible book value per share                            26.76         25.18        25.34
     Number of shares outstanding (000s)                      7,036         7,016        7,460
     -------------------------------------------------------------------------------------------------------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)               (0.65)%       (4.92)%     (10.28)%
     Number of associates (FTEs) (n)                            486           471          436
     Number of branch offices                                    23            23           22

     -------------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).